Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of On Holding AG of our report dated June 4, 2021 relating to the financial statements, which appears in Amendment No. 2 to On Holding AG’s Registration Statement on Form F-1 (No. 333-258998).

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

September 14, 2021